CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 26, 2024, with respect to the financial statements of Allspring Core Bond Fund, one of the funds comprising Allspring Funds Trust, as of April 30, 2024, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
August 22, 2024